UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 31, 2004



                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


    Hawaii               0-565                        99-0032630
    ------               -----                        ----------
(State or other       (Commission          (I.R.S. Employer Identification No.)
jurisdiction of       File Number)
incorporation)



                        822 Bishop Street, P. O. Box 3440
                             Honolulu, Hawaii 96801
                             ----------------------
              (Address of principal executive offices and zip code)


                                 (808) 525-6611
                                 --------------
                         (Registrant's telephone number,
                              including area code)

Item 1.02.  Termination of a Material Definitive Agreement
----------------------------------------------------------

         Matson Navigation Company, Inc. ("Matson") entered into an Issuing and Paying Agent Agreement dated September 18, 1992 (the "Agreement") with Security Pacific National Trust Company (New York), whose successor in interest is U.S. Bank National Association ("U.S. Bank"), under which U.S. Bank acted as depositary, issuing agent and paying agent of commercial paper notes. On August 31, 2004, Matson Navigation Company Inc. repaid $100 million of commercial paper notes issued under the Agreement and terminated the Agreement. The repayment was made with funds from a $100 million Capital Construction Fund withdrawal. This repayment was discussed previously in Alexander and Baldwin Inc.'s second quarter Form 10-Q filed July 27, 2004. There are no other material relationships between the parties other than the Agreement, and no early termination penalty was incurred.

         Matson had also entered into a Loan Agreement dated November 30, 1998, as amended, and an Amended and Restated Promissory Note dated November 29, 1999, as amended, (together, the "Revolving Credit Loan Documents") with First Hawaiian Bank, under which First Hawaiian Bank extended a short-term revolving credit facility to Matson in the maximum principal amount of $25 million.
On August 31, 2004, Matson also terminated the revolving credit facility that served as a liquidity back-up line. No amounts were outstanding under this back-up line. With the repayment of the $100 million of commercial paper notes, the facility was no longer necessary. No early termination penalty was incurred in connection with the termination of the Revolving Credit Loan Documents.

         Besides the Revolving Credit Loan Documents, First Hawaiian Bank has the following relationships with Matson and Matson's parent, Alexander & Baldwin, Inc.: (i) a 24.32 percent participation in and as agent for A&B's $185,000,000 revolving credit and term loan agreement, (ii) a revolving credit agreement with A&B under which the amount outstanding, when combined with First Hawaiian Bank's share of amounts drawn under the previously described $185,000,000 revolving credit and term loan agreement, may not exceed $70,000,000, (iii) a 19.23 percent participation in a $130,000,000 construction loan made to a limited liability company in which a subsidiary of A&B is a member, and for which a $2,500,000 loan guarantee and a limited guarantee equal to the lesser of $15,000,000 or 15.5 percent of the outstanding loan balance were executed by an A&B subsidiary, (iv) letters of credit, on behalf of Matson for insurance security purposes, (v) letters of credit, on behalf of a real estate subsidiary and A&B's agricultural operations in connection with a real estate development and mill operations, (vi) as a commercial tenant in certain properties owned by A&B or its subsidiaries, under leases with terms expiring from May 2007 to July 2012, and (vii) as custodian of assets for A&B's pension plan.

                                       SIGNATURE
                                       ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 31, 2004


                            ALEXANDER & BALDWIN, INC.


                            /s/ Christopher J. Benjamin
                            ------------------------------------------------
                            Christopher J. Benjamin
                            Vice President and Chief Financial Officer